Exhibit 4.1

COMMON STOCK COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE California Pizza Kitchen, Inc. SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 13054D 10 9

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

California Pizza Kitchen, Inc.

(hereinafter, the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and bylaws of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER,

VICE PRESIDENT, FINANCE AND SECRETARY CO-CHIEF EXECUTIVE OFFICER, CO-PRESIDENT AND CO-CHAIRMAN OF THE BOARD

Countersigned and Registered: AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, New York) Transfer Agent and Registrar BY Authorized Signature

California Pizza Kitchen, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-     as tenants in common UNIF GIFT MIN ACT- Custodian   TEN ENT-     as tenants by the entireties (Cust) (Minor) JT TEN-     as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act ______________________________ (State)         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.